Exhibit (j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated February 12, 2016, relating to the financial statements and financial highlights which appear in the December 31, 2015 Annual Reports to Shareholders of Janus Aspen Balanced Portfolio, Janus Aspen Enterprise Portfolio, Janus Aspen Flexible Bond Portfolio, Janus Aspen Forty Portfolio, Janus Aspen Global Allocation Portfolio – Moderate, Janus Aspen Global Research Portfolio, Janus Aspen Global Technology Portfolio, Janus Aspen Global Unconstrained Bond Portfolio, Janus Aspen INTECH U.S. Low Volatility Portfolio, Janus Aspen Janus Portfolio, Janus Aspen Overseas Portfolio, and Janus Aspen Perkins Mid Cap Value Portfolio (twelve of the portfolios constituting Janus Aspen Series), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Denver, Colorado

April 29, 2016